UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2009
Date of Earliest Event Reported: October 21, 2009

LADYBUG RESOURCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153306	26-1973389
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

Ladybug Resource Group, Inc. 11630 Slater Ave NE, Suite 1A Kirkland, WA 98034 (Address of principal executive offices)

12703 NE 129th Ct.
Kirkland, WA 98034-3246
(Address of former principal executive offices)

425-306-5028
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 21, 2009, the Board of Directors of Ladybug Resource Group, Inc. (the “Company”, “we,” and “us”) increased the number of Directors of the Company from three (3) to five (5) and appointed Mitchell T. Trace and Patricia J. Barton as Directors of the Company to fill the vacancies created by such increase.  Subsequent to that appointment, Molly S. Ramage, resigned as our President, Chief Executive Officer, Chief Accounting Officer, and Chairman; Stephen H. Ramage resigned as our Vice President, Secretary, Treasurer, and Director; and Benjamin Ramage, resigned as our Vice President, Chief Financial Officer, and Director (the “Resignations”) and Mitchell T. Trace was appointed as the President, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company and Patricia J. Barton was appointed as the Secretary of the Company.

Ms. Barton is currently the Company’s largest shareholder holding 7,500,000  shares of our common stock, following the purchase of the Shares, as provided below, or 66.25% of our outstanding shares of common stock.

Mr. Trace’s and Ms. Barton’s biographical information is provided below:

Mitchell T. Trace, age 34

Mitchell T. Trace has served as a commodities buyer for Keller Supply in Seattle, Washington since March 2007. From April 2006 to September 2006, he served as the Materials Manager for Pryer Machine and Tools Aeronautics in Tulsa, Oklahoma.  From July 2004 to April 2006, he served as the Logistics Manager for F.W. Murphy in Tulsa, Oklahoma.  From September  2001 to May 2004, he served as the Accounting and Purchasing Supervisor for Maverick Transportation in North Little Rock, Arkansas.  From March 1994 to September 2001, he served as the Assistant Sales Manager for Sam’s Club in North Little Rock, Arkansas.  He holds a Bachelors of Science degree in Organizational Business Management from John Brown University, which he received in 1999.

Patricia J. Barton, age 66

Patricia has been a managing member of Barton Family Funeral Service LLC, a privately held funeral service in Seattle, Washington, since its founding in June 2004. She holds a BS in accounting from Woodbury University, which she received in 1963. Previously,  she managed the dental practice of S.C. Barton DDS, her husband, from August 1970 to June 1997. Throughout her career, she has established and managed several small businesses including a wholesale distribution company.

ITEM 8.01 OTHER EVENTS

On October 21, 2009, Molly Ramage, Benjamin Ramage and Stephen Ramage sold 400,000, 1,500,000 and 1,600,000 shares, respectively, of our restricted common stock (collectively the “Shares”) to Patricia J. Barton, pursuant to individual Stock Purchase Agreements entered into between the parties.  In connection with the Stock Purchase Agreements, Mrs. Barton paid $0.001 per share to each of the sellers in consideration for the Shares, or $3,500 in aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LADYBUG RESOURCE GROUP, INC.

Date: November 5, 2009	By: /s/ Mitchell T. Trace
Mitchell T. Trace
Chief Executive Officer